Virginia Mines Inc.
(an exploration company)
Interim Balance Sheet (unaudited)

(expressed in Canadian dollars)

	As at	As at
	May 31,	February 28,
	2007	2007
	$	$

Assets

Current assets
Cash and cash equivalents	13 127 323	6 139 543
Short-term investments	34 982 888	34 304 806
Amounts receivable	4 907 259	9 113 525
Prepaid expenses	104 251	96 935

	53 121 721	49 654 809

Property, plant and equipment	14 465	11 471

Mining properties (Note 3)	11 028 676	9 738 536

Intangible asset	1 882	2 035

	64 166 744	59 406 851

Liabilities

Current liabilities
Accounts payable and accrued liabilities
Related companies	136 534	30 685
Others	4 942 283	3 191 435
	5 078 817	3 222 120

Shareholders' Equity

Share capital	94 447 526	94 447 526
Warrants	261 114	261 114
Stock options (Note 4)	3 069 487	2 895 074
Contributed surplus	26 028	26 028
Deficit	(40 794 297)	(41 445 011)
Accumulated other comprehensive income	2 078 069	-
	59 087 927	56 184 731
	64 166 744	59 406 851

The accompanying notes are an integral part of these interim financial statements.

Approved by the Board of Directors

_/s/André Gaumond______, Director ____/s/André Lemire______, Director

Virginia Mines Inc.
(an exploration company)
Interim Statements of Earnings and Comprehensive Income (unaudited)

(expressed in Canadian dollars)

Three-Month Periods Ended May 31,

	2007	2006
	$	$
Revenues
Dividends	65 749	117 440
Interest	390 864	247 177
Fees	291 394	7 607
Option payments received as financial instruments in excess of cost of mining property	-	3 788 527
Gain on sale of short-term investments	243 040	363 613
Gain on sale of mining properties	-	319 831
	991 047	4 844 195
Expenses
Professional and maintenance fees (1)	34 649	909 085
Management fees	110 064	11 312
Rent office expenses and bonus	320 525	575 422
Advertising and exhibitions	48 620	20 921
Travelling	28 419	31 975
Depreciation of property plant and equipment	906	717
Amortization of the intangible asset	153	218
General exploration costs (1)	248 988	433 705
Grants, credit on duties refundable for loss and refundable tax credit for resources	(42 337)	(33 076)
Cost of mining properties abandoned	34 971	15 292
Writedown of short-term investments	-	295 469
	784 958	2 261 040

Net earnings before income taxes	206 089	2 583 155

Future income taxes	(436 340)	-

Net earnings (net loss) for the period	(230 251)	2 583 155

Decrease in the fair value of short-term investments
after deduction of related income taxes of $436 340	(2 039 349)	-

Comprehensive loss	(2 269 600)	2 583 155

Basic net earnings (net loss) per share	(0.009)	0.107

Diluted net earnings (net loss) per share	(0.009)	0.107

(1) Stock-based compensation costs included in the following items:
Professional and maintenance fees	20 046	837 921
General exploration costs	154 367	354 427
	174 413	1 192 348

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders’ Equity (unaudited)
For the three-month period ended May 31, 2007

(expressed in Canadian dollars)

	Share capital common shares		Warrants		Stock options		Contributed surplus	Deficit	Accumulated other comprehensive income	Total
	Number	$	Number	$	Number	$	$	$	$	$

Balance as at March 1, 2007	26 425 698	94 447 526	484 162	261 114	1 086 500	2 895 074	26 028	(41 445 011)	-	56 184 731
Adjustment of the opening balance of accumulated other comprehensive income (Note 2)	-	-	-	-	-	-	-	-	4 117 418	4 117 418
Adjustment related to the application of a new accounting standard (Note 2)	-	-	-	-	-	-	-	880 965		880 965
Compensation costs (Note 4)	-	-	-	-	50 000	174 413	-	-	-	174 413
Net earnings for the period	-	-	-	-	-	-	-	(230 251)	-	(230 251)
Decrease in the fair value of short-term investments after deduction of related income taxes of $436 340	-	-	-	-	-	-	-	-	(2 039 349)	(2 039 349)
Balance as at May 31, 2007	26 425 698	94 447 526	484 162	261 114	1 136 500	3 069 487	26 028	(40 794 297)	2 078 069	59 087 927

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders’ Equity (unaudited)
For the three-month period ended May 31, 2006

(expressed in Canadian dollars)

	Share capital				Warrants (units)		Stock options		Stock options (units)		Contributed surplus	Deficit	Total
	common shares		Warrants
	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$
Balance as at March 1, 2006	48 156 570	85 471 959	835 425	446 117	-	-	-	-	95 730	101 178	1 274	(25 052 049)	60 968 479
Unit options exercised	95 730	431 468	-	-	23 932	62 203	-	-	(95 730)	(101 178)	-	-	392 493
Warrants (units) exercised	1 800	14 398	-	-	(1 800)	(4 678)	-	-	-	-	-	-	9 720
Warrants exercised	1 525	9 049	(1 525)	(814)	-	-	-	-	-	-	-	-	8 235
Compensation costs	-	-	-	-	-	-	20 000	234 000	-	-	-	-	234 000
Stock options exercised	20 000	285 000	-	-	-	-	(20 000)	(234 000)	-	-	-	-	51 000
	48 275 625	86 211 874	833 900	445 303	22 132	57 525	-	-	-	-	1 274	(25 052 049)	61 663 927
Exchange of each share of Virginia Gold Mines for 0.5 share of the company as part of the plan of arrangement	(24 137 813)	-	-	-	-	-	-	-	-	-	-	-	-
Exchange of each warrant and warrant (unit) of Virginia Gold Mines for 0.5 warrant and warrant (unit) of the company as part of the plan of arrangement	-	-	(416 950)	-	(11 066)	-	-	-	-	-	-	-	-
Transfer of Eleonore property's net assets and elimination of future income tax assets	-	-	-	-	-	-	-	-	-	-	-	(15 974 110)	(15 974 110)
Warrants granted	-	-	484 162	261 114	-	-	-	-	-	-	-	-	261 114
Compensation costs	-	-	-	-	-	-	498 500	958 348	-	-	-	-	958 348
Warrants exercised	79 828	180 093	(79 828)	(85 257)	-	-	-	-	-	-	-	-	94 836
Issuance of shares for a cash consideration	1 210 406	4 786 279	-	-	-	-	-	-	-	-	-	-	4 786 279
Share issue expenses	-	(16 645)	-	-	-	-	-	-	-	-	-	-	(16 645)
Costs related to the plan of arrangement	-	-	-	-	-	-	-	-	-	-	-	(682 884)	(682 884)
Net earnings for the period	-	-	-	-	-	-	-	-	-	-	-	2 583 155	2 583 155
Balance as at May 31, 2006	25 428 046	91 161 601	821 284	621 160	11 066	57 525	498 500	958 348	-	-	1 274	(39 125 888)	53 674 020

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

Three-Month Periods Ended May 31,

	2007	2006
	$	$
Cash flows from operating activities from continuing operations

Net earnings (net loss) for the period	(230 251)	2 583 155
Items not affecting cash and cash equivalents
Future income taxes	436 340	-
Cost of mining properties abandoned	34 971	15 292
Depreciation of property plant and equipment and intangible asset	1 059	935
Stock-based compensation costs	174 413	1 192 348
Writedown of short-term investments	-	295 469
Option payments received as financial instruments in excess of cost of mining property	-	(3 788 527)
Gain on sale of short-term investments	(243 040)	(363 613)
Gain on sale of mining properties	-	(319 831)
	173 492	(384 772)

Net change in non-cash working capital items
Amounts receivable	(438 268)	694 934
Prepaid expenses	(7 316)	(10 563)
Accounts payable and accrued liabilities	55 275	737 368
	(390 309)	1 421 739
	(216 817)	1 036 967

Cash flows from operating activities from the discontinued operation	-	(1 506 355)

Cash flows from financing activities from continuing operations
Issuance of share capital and warrants	-	5 603 677
Share issue expenses	-	(16 645)
	-	5 587 032

Cash flows from investing activities from continuing operations
Variation in short-term investments	2 087 652	736 895
Additions to mining properties	(757 901)	(274 627)
Variation in credit on duties refundable for loss and refundable tax credit receivable
related to exploration costs applied against mining properties	5 659 274	306 067
Additions to property plant and equipment	(3 900)	-
Proceeds from disposal of mining properties	-	15 000
Option payments received	219 472	55 000
Variation in deferred charges	-	(341 162)
	7 204 597	497 173

Cash flows from investing activities from the discontinued operation	-	(472 189)

Increase in cash and cash equivalents	6 987 780	5 142 628
Cash and cash equivalents-Beginning of period	6 139 543	10 455 911
Cash and cash equivalents- End of period	13 127 323	15 598 539

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

Three-Month Periods Ended May 31,

	2007	2006
	$	$
Additional information
Items not affecting cash and cash equivalents related to financing and investing activities
Credit on duties refundable for loss and refundable tax credit receivable related to
exploration costs applied against mining properties	3 892 528	7 421 253
Acquisition of mining properties included in accounts payable and accrued liabilities	2 153 174	198 167
Stock options exercised and included in share capital	-	234 000
Warrants exercised and included in shareholders' equity	-	86 071
Unit options exercised and included in share capital	-	101 178
Warrants (units) granted and included in shareholders' equity	-	62 203
Warrants (units) exercised and included in share capital	-	4 678
Mining properties sold in consideratin of short-term investments	-	4 122 735
Interest received	211 532	165 713

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

  Interim financial information

The financial information as at May 31, 2007 and for the three-month periods ended May 31, 2007 and 2006 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year.

These unaudited interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles and use the same accounting policies and methods used in the preparation of Virginia Mines Inc's. ("Virginia Mines") most recent annual financial statements except for the new accounting standards as described in note 2. All disclosures required for annual financial statements have not been included in these financial statements. These unaudited interim financial statements should therefore be read in conjunction with Virginia Mines' most recent audited financial statements.

2. New accounting standards

In January 2005, the CICA issued four new accounting standards in relation with financial instruments: section 3855 "Financial Instruments – Recognition and measurement", section 3865 "Hedges", section 1530 "Comprehensive Income" and section 3251 "Equity".

Section 3855 expands on section 3860 "Financial Instruments – Disclosure and Presentation", by prescribing when a financial instrument is to be recognized on the balance sheet and at what amount. It also specifies how financial instrument gains and losses are to be presented.

Section 3865 provides alternative treatments to section 3855 for entities which choose to designate qualifying transactions as hedges for accounting purposes. It replaces and expands on Accounting Guideline AcG-13 "Hedging Relationships", and the hedging guidance in Section 1650 "Foreign Currency Translation" by specifying how hedge accounting is applied and what disclosure is necessary when it is applied.

Section 1530 "Comprehensive Income" introduces a new requirement to temporarily present certain gains and losses outside net income.

Consequently, Section 3250 "Surplus" has been revised as Section 3251 "Equity".

Sections 1530, 3251, 3855 and 3865 were adopted by the Company on March 1, 2007.

Short-term investments

The short-term investments are classified as available-for-sale investments. The Company recognizes transactions on the settlement date.

These investments are recognized at fair value. Unrealized gains and losses are recognized, net of income taxes, if any, in "Accumulated other comprehensive income". Upon the disposal or impairment of these investments, these gains or losses are reclassified in the statement of earnings.

A difference of $4 117 418 (after deduction of income tax expenses of $880 965) between the carrying amount and the fair value of investments classified as available for sale is recognized as an adjustment to the opening balance of "Accumulated other comprehensive income".

Transition

The recognition,, derecognition and measurement methods used to prepare the financial statements of periods prior to the effective date of the new standards were unchanged and, therefore those financial statements have not been restated.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

3. Mining properties

					Mining properties abandonned or under option, credit on duties refundable for loss, refundable tax credit for resources

	# claims / # permits	Undivided interest	Balance as at March 1, 2007	Costs incurred		Balance as at
						May 31, 2007
		%	$	$	$	$
Corvet Est	723
Mining property		100	30 401	-	-	30 401
Exploration costs			1 007 474	-	(35 000)	972 474
			1 037 875	-	(35 000)	1 002 875

Coulon Pitaval	380
Mining property		100	72 396	5 973	-	78 369
Exploration costs			284 791	19	(9)	284 801
			357 187	5 992	(9)	363 170

Coulon J/V	610
Mining property		100	100 925	-	-	100 925
Exploration costs			357 162	-	(30 000)	327 162
			458 087	-	(30 000)	428 087

Éléonore Régional	618
Mining property		100	55 901	770	-	56 671
Exploration costs			168 143	377 877	(174 201)	371 819
			224 044	378 647	(174 201)	428 490

FCI	174
Mining property	2	100	32 691	50 084	-	82 775
Exploration costs			222 562	621 720	(234 156)	610 126
			255 253	671 804	(234 156)	692 901

Gipouloux	1 846
Mining property		100	206 432	-	-	206 432
Exploration costs			62 162	2 026	(934)	63 254
			268 594	2 026	(934)	269 686

	(forward)		2 601 040	1 058 469	(474 300)	3 185 209

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

					Mining properties abandonned or under option, credit on duties refundable for loss, refundable tax credit for resources

			Balance as at
	# claims /	Undivided	March 1,	Costs		Balance as at
	# permits	interest	2007	incurred		May 31, 2007
		%	$	$	$	$

(brought forward)			2 601 040	1 058 469	(474 300)	3 185 209

Laguiche	2 260
Mining property		100	247 150	138 975	-	386 125
Exploration costs			41 300	46 235	(21 314)	66 221
			288 450	185 210	(21 314)	452 346

Lac Gayot	116
Mining property	3	100	2 245 429	20 491	-	2 265 920
Exploration costs			750 692	135 757	(92 584)	793 865
			2 996 121	156 248	(92 584)	3 059 785

Saganash	488
Mining property		100	82 795	1 660	-	84 455
Exploration costs			150 137	-	-	150 137
			232 932	1 660	-	234 592

Poste Lemoyne Ext.	211
Mining property		100	1 079 399	-	-	1 079 399
Exploration costs			775 682	843 642	(388 919)	1 230 405
			1 855 081	843 642	(388 919)	2 309 804

Wabamisk	734
Mining property		100	141 681	974	-	142 655
Exploration costs			228 435	62 277	(28 710)	262 002
			370 116	63 251	(28 710)	404 657

Others
Mining properties			648 572	139 122	-	787 694
Exploration costs			746 224	111 721	(263 356)	594 589
			1 394 796	250 843	(263 356)	1 382 283
			9 738 536	2 559 323	(1 269 183)	11 028 676

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

Change in mining properties

$

Balance as at March 1, 2007	9 738 536

Cost incurred during the period

Mining property	25 000
Claims and permits	333 050
Analyses	84 698
Drilling	858 196
Geophysics	302 797
Geochemistry	7 891
Geology	92 956
Transport	608 180
Professional fees	167 727
Accomodation	78 828
2 559 323

Option payments	(219 472)
Mining properties abandoned	(34 971)
Credit on duties refundable for loss and refundable
tax credit for resources	(1 014 740)

(1 269 183)

Balance as at May 31, 2007	11 028 676

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

4. Stock options

The options are exercisable over a maximum period of ten years following the date of grant.
The following table summarizes information about stock options outstanding as at May 31, 2007 :

Options outstanding and exercisable
Weighted average exercise price $
Weighted average remaining contractual life (years)
Exercise price
Number

between $3.89 and $5.22	1 136 500	8.97	4.23

The fair value of stock options granted during the three-month period ended May 31, 2007 has been estimated using the Black-Scholes model with the following assumptions :

Risk-free interest rate	3.95%
Expected volatility	60%
Dividend yield	Nil
Weighted average expected life	6 years
Weighted average fair value of options granted	$3.087

5. Earnings per share

For the three-month period ended May 31, 2007, there was no difference between the basic and diluted loss per share since the dilutive effect of stock options was not included in the calculation; otherwise, the effect would have been anti-dilutive. However, the net loss diluted per share for this period was calculated according to the basic weighted average number of shares outstanding.

Three-Month Periods Ended May 31,

	2007	2006

Basic weighted average number of shares outstanding	26 425 698	24 153 620
Stock options	288 806	-

Diluted weighted average number of shares outstanding	26 714 504	24 153 620

Items excluded from the calculation of diluted earnings per share because the exercise price was greater than the average quoted market value of the common shares
Stock options	-	498 500
Warrants	484 162	821 284
Warrants (units)	-	11 066